UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 9, 2008
(Date of earliest event reported)

TELKONET, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Utah
 (State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 9, 2008, Telkonet, Inc. (the “Company”) entered into a two-year line of credit facility in the aggregate principal amount of $1,000,000 with Thermo Credit, LLC. The outstanding principal balance bears interest at the greater of (i) the Wall Street Journal Prime Rate plus nine (9%) percent per annum, adjusted on the date of any change in such prime or base rate, or (ii) Sixteen percent (16%).  Interest, computed on a 365/360 simple interest basis, and fees on the credit facility are payable monthly in arrears on the last day of each month and continuing on the last day of each month until the maturity date.  The occurrence of one or more of the following will constitute an event of default under the credit facility: (i) the failure of the Company to make any payment on any loan when due, (ii) the failure of the Company to observe or perform promptly when due any covenant, agreement or obligation under the loan agreement or under any of the other loan documents or under any other obligation to Thermo Credit, (iii) a default under any of the loan documents, or (iv) the material inaccuracy at any time of any warranty, representation or statement made to Thermo Credit by the Company under the loan agreement. Upon the occurrence of an event of default, Thermo Credit, at its option, will have the right to exercise any and all of its rights and remedies under the loan documents, including, but not limited to, the right to foreclose on the assets pledged by the Company as security for the credit facility.  The Company may prepay amounts outstanding under the credit facility in whole or in part at any time.  In the event of such prepayment, Thermo Credit will be entitled to receive a prepayment fee of four percent (4.0%) of the highest aggregate loan commitment amount if prepayment occurs before the end of the first year and three percent (3.0%) if prepayment occurs thereafter.  The credit facility is secured by the Company’s inventory pursuant to Security Agreement, a copy of which is attached hereto as Exhibit 10.2.  The proceeds from this line of credit will be used for the working capital requirements of the Company.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits

4.1             Promissory Note in favor of Thermo Credit, LLC
10.1           Commercial Business Loan Agreement
10.2           Security Agreement
99.1           Press Release dated September 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: September 10, 2008
By: /s/ Richard J. Leimbach
Richard J. Leimbach
Chief Financial Officer